UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Kraft Foods Group, Inc.

Exact Name of Registrant as specified in its Charter

Commission File Number 001-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive Offices, including zip code)

Telephone: (847) 646-2000

(Telephone Number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2015, Kraft Foods Group, Inc., a Virginia corporation (“Kraft”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H.J. Heinz Holding Corporation, a Delaware corporation (“Heinz”), Kite Merger Sub Corp., a Virginia corporation and a direct wholly owned subsidiary of Heinz (“Merger Sub I”) and Kite Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Heinz (“Merger Sub II”), providing for the merger of Merger Sub I with and into Kraft (the “Merger”), with Kraft surviving the Merger as a wholly owned subsidiary of Heinz. Immediately following the effective time of the Merger, (i) Kraft will be merged with and into Merger Sub II, with Merger Sub II surviving the Merger as a wholly owned subsidiary of Heinz and (ii) Heinz will effect a series of transactions after which Merger Sub II will merge with and into H. J. Heinz Company, a subsidiary of Heinz, with H. J. Heinz Company surviving. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, without par value, of Kraft (the “Kraft Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than deferred shares and restricted shares), will be canceled and converted into the right to receive one fully paid and nonassessable share of Heinz common stock (“Heinz Common Stock”). Prior to the effective time of the Merger, Kraft will declare a special cash dividend equal to $16.50 per share of Kraft Common Stock issued and outstanding to shareholders of Kraft as of a record date immediately prior to the Closing.

Upon and following the effective time of the Merger, (i) Heinz will change its name to “The Kraft Heinz Company”, (ii) Heinz and H.J. Heinz Company will each have co-corporate headquarters, one in the Chicago, Illinois metropolitan area and the other in Pittsburgh, Pennsylvania, (iii) the board of directors of Heinz (the “Heinz Board”) will be comprised of the following 11 directors: (a) Alexandre Behring (who will serve as Chairman of the Board), Gregory Abel, Warren Buffett, Tracy Britt Cool, Jorge Paulo Lemann and Marcel Telles and (b) John T. Cahill, L. Kevin Cox, Jeanne P. Jackson, Mackey J. McDonald and John C. Pope, (iii) the current chief executive officer of Heinz and the chairman of the Heinz Board will continue as the chief executive officer of Heinz and chairman of the Heinz Board, respectively, and the current chairman of the Kraft Board will be the vice-chairman of the Heinz Board, (iv) the Heinz Board will have an operations and strategy committee comprised of three members, including the current chairman of the Kraft Board (who will be the chair of the operations and strategy committee) and two members selected by Heinz, with one such member being affiliated with 3G Capital Partners Ltd. and the other such member being affiliated with Berkshire Hathaway Inc. and (v) the Heinz Board will designate the current chair of the audit committee of the Kraft Board as the chair of the audit committee of the Heinz Board.

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of the Kraft Common Stock entitled to vote at a shareholders meeting, (ii) the listing of Heinz Common Stock on the New York Stock Exchange or NASDAQ, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other non-United States regulatory approvals required to consummate the Merger, (iv) the effectiveness of the registration statement on Form S-4 that Heinz is obligated to file in connection with the issuance of shares of Heinz Common Stock in the Merger under the Securities Act of 1933, (v) other customary closing conditions, including (a) the absence of any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement, (b) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (c) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the respective other party and (d) each party’s performance of its obligations and covenants contained in the Merger Agreement in all material respects and (vi) as a condition to Kraft’s obligation to close the Merger, Heinz’s receipt of the equity investment required pursuant to the Merger Agreement.

The Merger Agreement may be terminated by each of Kraft and Heinz under certain circumstances, including if the Merger is not consummated by March 31, 2016 (provided that no party may terminate the Merger Agreement if such party’s breach proximately contributed to the failure to close by such date). The Merger Agreement also provides for certain other customary termination rights for Kraft and Heinz, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Kraft will be required to pay Heinz a termination fee of $1,200,000,000 or upon termination of the Merger Agreement due to failure to obtain Kraft Shareholder Approval, reimburse Heinz’s reasonable and documented out-of-pocket expenses up to a cap of $15,000,000 (which reimbursement will reduce on a dollar for dollar basis any termination fee subsequently payable by Kraft).

The Merger Agreement also contains customary representations, warranties and covenants of Kraft, Heinz, Merger Sub I and Merger Sub II. Kraft and Heinz have also made certain covenants in the Merger Agreement, including covenants regarding the operation of the business of each Kraft, Heinz and their respective subsidiaries prior to the effective time of the Merger, and a customary non-solicitation covenant prohibiting Kraft from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to alternative business combination transactions, or (b) entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted under the Merger Agreement.

The representations, warranties and covenants of each of Kraft, Heinz, Merger Sub I and Merger Sub II contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the parties file with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that Kraft shareholders may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Kraft’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Kraft and Heinz to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, and other factors. All such factors are difficult to predict and are beyond our control. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Kraft and Heinz. In connection with the proposed transaction, Heinz intends to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Heinz or Kraft may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS OF KRAFT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Kraft will be made available free of charge on Kraft’s website at http://www.kraftfoodsgroup.com/. Copies of documents filed with the SEC by Heinz will be made available free of charge on Heinz’s website at http://www.heinz.com/.

Participants in the Solicitation

Kraft and its directors and executive officers, and Heinz and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Kraft common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraft is set forth in the proxy statement for Kraft’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of Heinz will be set forth in the S-4. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 24, 2015, among H.J. Heinz Holding Corporation, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft Foods Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: March 25, 2015	By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 24, 2015, among H.J. Heinz Holding Corporation, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft Foods Group, Inc.